UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005 (August 2, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2005, National HealthCare Corporation issued a press release announcing its 2005 second quarter results. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: Chief Executive Officer

Date: August 2, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated August 1, 2005

Exhibit 99

For release: August 1, 2005

Contact: Gerald Coggin, Sr. V.P. Investor Relations

Phone: (615) 890-2020

NHC reports second quarter earnings up 23.5%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced net income for the quarter ended June 30 of $5,908,000 or 48 cents per basic share compared to $4,784,000 or 41 cents per basic share for the same period last year, an increase of 23.5% and 17.1%, respectively.

Net revenues for the quarter were $134,330,000 versus $122,737,000 for the same period a year earlier.

For the six months ended June 30, net income was up to $10,822,000 compared to $8,737,000 for the same period last year, an increase of 23.9%. Earnings per share for the six months rose to $.88 per basic share compared to $.75 per basic share, an increase of 17.3%. Net revenues for the six months ended June 30 climbed to $265,045,000 compared to $242,681,000 for 2004.

NHC provides services to 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports second quarter earnings up 23.5%

Condensed Statements of Income
(in thousands except share and per share	Three Months Ended June 30	Six Months Ended June 30
	2005	2004	2005	2004
Revenues:
Net patient revenues	$118,759	$107,262	$235,091	$213,960
Other revenues	15,571	15,475	29,954	28,721
Net revenues	$134,330	$122,737	$265,045	$242,681

Costs and Expenses:
Salaries, wages and benefits	$72,071	$66,053	$142,584	$132,042
Other operating	37,679	34,552	74,775	68,027
Writeoff of notes receivable	---	---	1,000	---
Rent	10,855	10,429	20,811	20,918
Depreciation and amortization	3,728	3,380	7,442	6,444
Interest	378	290	808	543
Total costs and expenses	$124,711	$114,704	$247,420	$227,974

Income Before Income Taxes	9,619	8,033	17,625	14,707
Income Tax Provisions	(3,711)	(3,249)	(6,803)	(5,970)
Net Income	$5,908	$4,784	10,822	$8,737

Earnings Per Share:
Basic	$.48	$.41	$.88	$.75
Diluted	$.46	$.38	$.85	$.71

Weighted average common shares
Basic	12,240,890	11,671,786	12,235,437	11,667,794
Diluted	12,753,192	12,430,394	12,753,444	12,275,863

Balance Sheet Data	June 30	December 31
(in thousands)	2005	2004
Cash, restricted cash and marketable	$183,553	$168,721
Current assets	239,374	227,734
Total assets	385,575	373,117
Current liabilities	131,300	128,605
Long-term obligations	30,559	30,726
Deferred lease credits	5,053	5,452
Deferred income	27,597	25,112
Stockholder's equity	190,135	182,348